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                                   APPENDIX B

                 1995 CHIEF EXECUTIVE OFFICER STOCK OPTION GRANT

     THIS 1995 CHIEF EXECUTIVE OFFICER STOCK OPTION GRANT is made by FLORIDA GAMING CORPORATION, a Delaware corporation (the "Company") to W. Bennett Collett (the "Optionee") to memorialize and evidence the grant, on May 8, 1995, of an option (the "Option") to purchase 300,000 shares of $.1O par value common stock of the Company ("Common Stock"), subject to the following terms and conditions:

1. The Option shall terminate unless ratified by the shareholders of the Company prior to its exercise.

2. The Option shall vest on May 8, 1995 and shall be exercisable in whole or in part, from time to time, on and after November 8, 1995.

3.   The Option shall expire on May 8, 2000.

4. The Purchase Price (herein so called) of each share of Common Stock subject to the Option shall be $5.00.

5. The Option may be exercised in whole or in part, from time to time, by the Optionee tendering to the Company the aggregate Purchase Price of the shares of Common Stock being purchased.

6.   The Option shall be non-transferable except by operation of law.

7. The number of shares of Common Stock with respect to which the Option is granted and the Purchase Price of such shares shall be appropriately adjusted for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of such shares through a reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a Conmon Stock dividend or other increase or decrease in the number of shares effected without receipt of consideration by the Company.

8. The obligation of the Company to sell and deliver Common Stock pursuant to the Option shall be subject to all applicable laws, rules and regulations, including, without limitation, all applicable federal and state securities laws.

9. Upon the exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements.

10. All questions pertaining to the validity, construction and administration of this Plan shall be governed by the laws of the State of Delaware.

     EXECUTED as of May 8, 1995.             FLORIDA GAMING CORPORATION

                                             By:  /s/ Timothy L. Hensley
                                                --------------------------------
                                                  Timothy L. Hensley
                                                  Executive Vice President,
                                                  Treasurer and Chief
                                                  Financial Officer


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